UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2010

DST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-14036                                                                                                                      43-1581814
(Commission File Number)                                                                                      (I.R.S. Employer Identification No.)

333 West 11th Street, Kansas City, Missouri                                                                                                 64105
       (Address of principal executive offices)                                                                                                     (Zip Code)

(816) 435-1000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03   Material Modification to Rights of Security Holders.

Please see the disclosure set forth under Item 5.03, which is incorporated by reference into this Item 3.03, regarding the amendment and restatement of the bylaws of DST Systems, Inc. (the "Company").

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 11, 2010, the Company’s Board of Directors amended and restated the bylaws of the Company primarily to amend the provisions in Article I relating to advance notice to the Company by stockholders of stockholder nominations of directors and proposals of business at stockholder meetings.

A description of the provisions amended (other than certain immaterial technical changes) is provided below.  This description is a summary of the amendments and is qualified in its entirety by reference to the Amended and Restated Bylaws (with amendments marked) filed herewith as Exhibit 3.1 and incorporated herein by reference.  A clean copy of the Amended and Restated Bylaws is filed herewith as Exhibit 3.2.

Revised Advance Notice Requirements.  Article I of the bylaws contains advance notice requirements that stockholders must follow in order to nominate persons for election as directors at an annual (or if approved by the Board at a special) meeting of stockholders or to present any other business at an annual meeting of the stockholders.  Section 2 previously contained requirements for annual meetings, and former Sections 11 and 12 (which have been deleted) detailed stockholder nomination requirements and the consequences of a defective nomination.  As the bylaws have been revised, new Sections 3 and 4 contain the advance notice requirements, and new Section 5 contains the defined terms used therein.

The Amended and Restated Bylaws explicitly provide that the provisions of Sections 3 and 4 are the exclusive means for a stockholder to (i) nominate directors at an annual (or if allowed by the Board at a special) meeting of stockholders or (ii) bring other business before an annual meeting of stockholders other than by making a proposal governed by Rule 14a-8 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended which provides its own procedural requirements (the “Exchange Act Rule”).  Sections 3 and 4 specify information required to be provided to the Company in a required format about the proposing stockholder as well as about the business being proposed (or if the stockholder is nominating a director about the director nominee).  In addition, Section 4 requires, among other things, that each stockholder-proposed nominee disclose all agreements with others regarding the nomination.

Revised Requirements for Proposing Stockholders.  Former Section 11 of the bylaws provided that a stockholder must own at least one percent of outstanding voting stock to make a director nomination.  Section 4 of the Amended and Restated Bylaws provides that a stockholder must beneficially own (as defined in the Amended and Restated Bylaws), have beneficially owned for a period of one year preceding the notice to the Company of the proposal, and intend to beneficially own as the date of the relevant meeting, at least one percent (1%) of the securities outstanding and entitled to vote at such meeting (“Ownership and Holding Requirement”).  The Ownership and Holding Requirement also applies to annual meeting stockholder proposals addressed in Section 3 of the Amended and Restated Bylaws (except for proposals brought pursuant to Rue 14a-8 under the Securities Exchange Act of 1934).

Other Revisions to Article I.  Former Sections 3 through 10 are renumbered as current Sections 6 through 13.  Current Section 12 (which was former Section 9) clarifies that a special meeting of stockholders shall take place at such time and at such place as may be stated in the notice of meeting and that the business transacted at such special meeting shall be confined to the purpose stated in such notice.

2011 Annual Meeting of Stockholders.  Subject to certain exceptions specified in the bylaws, no director nominations or any other business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered the required written notice to the Company’s Secretary not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting.

Proposals of stockholders to nominate directors or bring other business before the 2011 annual meeting of stockholders that are not intended to be included in the Company’s proxy statement and voting card must be received by the Company between January 11, 2011 and February 10, 2011.  Stockholders must ensure that such notice complies with the requirements of Sections 3 or 4 of the Amended and Restated Bylaws.  Any notice received after February 10, 2011 will be untimely. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Proposals of stockholders to be presented at the 2011 annual meeting of stockholders that are intended to be included in the Company’s proxy statement and voting card are required to be received by the Company’s Secretary by November 22, 2010 and to comply with the Exchange Act Rule.  The Company reserves the right to exclude from its proxy statement and voting card any proposal that does not comply with such rule.

Item 5.07  Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 11, 2010.  Proxies for the meeting were solicited pursuant to Regulation 14A.  The Board’s nominees for directors were elected and the Board’s other proposals passed.

Listed below is each matter voted on at the Company’s Annual Meeting.  Each of these matters is fully described in the Company’s Definitive Proxy Statement dated March 22, 2010.  Shares of the Company’s common stock were voted as follows:

Proposal 1: Election of Three Directors for a Term Ending in 2013:

                                                                    A. Edward           Michael G.        Robert T.
                                                                      Allinson                   Fitt               Jackson

For                                                            38,940,823             38,994,963        39,069,191
Withheld                                                   1,455,366               1,401,226          1,326,998
Broker Non-Votes                                    3,440,191               3,440,191          3,440,191

Total                                                         43,836,380             43,836,380        43,836,380

Proposal 2:  Approve 2005 Equity Incentive Plan Performance Goal Provisions

For                                           40,774,809
Against                                     2,838,326
Abstaining                                  223,245

Total                                        48,836,380

Proposal 3:  Ratify the Audit Committee’s Selection of Independent Registered Public Accounting Firm PricewaterhouseCoopers LLP for Fiscal Year 2010

For                                           43,172,301
Against                                        568,748
Abstaining                                    95,331

Total                                        48,836,380

Item 8.01  Other Events

At March 31, 2010, there were approximately 164,000 shares of the Company’s common stock remaining to be repurchased under the Company’s existing common stock share repurchase authorization plan (the “Repurchase Plan”).  On May 11, 2010, the Company’s Board of Directors adopted resolutions (the “Expanded Authorization”) allowing an additional 1.0 million shares to be repurchased under the Repurchase Plan, and extending the Repurchase Plan for an additional year (through December 31, 2012).  The amended Repurchase Plan allows, but does not require, the repurchase of common stock in open market and private transactions.  As of the date of the Expanded Authorization, and taking it into account, approximately 1,054,000 shares remain authorized for repurchase through December 31, 2012.  The Company may utilize one or more plans with its brokers or banks for pre-authorized purchases within defined limits pursuant to Rule 10b5-1 to effect all or a portion of such share repurchases.  On May 11, 2010, the Company’s Board of Directors also authorized the Company to engage in certain repurchase transactions for its outstanding debentures from time to time for cash.  The authorization for repurchases allows but does not require the repurchase of debentures in open market and private transactions.  The Company intends to evaluate any such transactions in light of the then-existing market conditions.  The amounts involved in any such repurchase transactions, individually or in the aggregate, may be material.

Item 9.01  Financial Statements and Exhibits

(c). Exhibits.

3.1	Amended and Restated Bylaws of DST Systems, Inc. (as adopted May 11, 2010), marked to show the changes resulting from the amendment and restatement reported in this Current Report on Form 8-K.

3.2	Amended and Restated Bylaws of DST Systems, Inc. (as adopted May 11, 2010).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 17, 2010

DST SYSTEMS, INC.

By:             /s/ Kenneth V. Hager
Name:      Kenneth V. Hager
Title:        Vice President, Chief Financial
     Officer and Treasurer